MONTGOMERY & CO. TO EVALUATE STRATEGIC ALTERNATIVES FOR ITEX

Bellevue, WA - May 1, 2008 - ITEX Corporation (OTCBB: ITEX), The Membership Trading CommunitySM, a leading marketplace for cashless business transactions in North America, today announced that it had retained the investment bank Montgomery & Co, LLC as its financial advisor to assist ITEX’s Board of Directors and management in evaluating a range of strategic alternatives and opportunities to enhance shareholder value.

“As our strategic and financial advisor, Montgomery will help us evaluate a range of strategic options and update us regarding prevailing market conditions for mergers and acquisitions,” said Steve White, Chairman and CEO of ITEX. “ITEX continues to advance and execute well and we believe the time has come to engage an experienced advisor to build on our success. With Montgomery’s strong track-record helping technology companies, we look forward to leveraging their experience to maximize shareholder value,” concluded White.

No timetable has been set for completion of the review, and there can be no assurance that this process will result in any specific strategic or financial transaction. ITEX does not intend to update its progress or disclose developments with respect to potential initiatives unless the Board of Directors has approved a definitive course of action or transaction.

About ITEX

ITEX, The Membership Trading Community SM, is a thriving community of member businesses buying and selling more than $270 million a year in ITEX dollar transactions. Member businesses increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services. ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions. ITEX is headquartered in Bellevue, WA. For more information, please visit ITEX’s website at www.itex.com.

About Montgomery

Montgomery & Co. is a leading provider of merger and acquisition advisory, private placements, and private equity for companies in the media, communications, information technology and healthcare sectors. Montgomery & Co. has emerged as the premier investment banking alternative for growth companies in the United States by offering its clients in-depth industry knowledge, financial expertise, access to key relationships and a high degree of customer service.

Montgomery & Co.’s primary offices are in Santa Monica, San Francisco, and New York.  Montgomery & Co. is a member of the National Association of Security Dealers, Inc. (NASD), and its professional associates are registered with the NASD-SIPC.  For more information, please visit www.monty.com

Contacts:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com

Budd Zuckerman
Genesis Select
303-415-0200
bzuckerman@genesisselect.com

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; our ability to increase revenues and sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our franchise network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at www.sec.gov., including under the caption, “Management's Discussion and Analysis of Financial Condition and Results of Operations.” All information set forth in this release is as of May 1, 2008, and ITEX undertakes no duty to update this information.